WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      78,197,173
<SECURITIES>                                         0
<RECEIVABLES>                                  276,867
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              79,916,722<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                79,916,722<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            (9,660,256<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,329,610
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (14,989,866)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (14,989,866)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (14,989,866)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,442,682.
<F2>Liabilities include redemptions payable of $1,300,218, accrued brokerage commissions of $84,186, accrued management fees of $201,257, accrued administrative expenses of $92,284 and accrued transaction fees and costs of $26,924.
<F3>Total revenues includes realized trading revenue of $(6,925,000), net change in unrealized of $(4,475,314) and interest income of $1,740,058.

